Exhibit 99.2

JPS INDUSTRIES, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JPS Industries, Inc. (the “Company”) on Form 10-K for the period ending November 2, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles R. Tutterow, Executive Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles R. Tutterow Charles R. Tutterow Executive Vice President, Chief Financial Officer and Secretary

June 16, 2003

18